Exhibit 21.1

SUBSIDIARIES OF ENHABIT, INC.

The following entities are expected to be subsidiaries of Enhabit, Inc. upon completion of the distribution described in the information statement.

Subsidiary Name	Jurisdiction of Incorporation	DBA
A&B Home Health Solutions, LLC	DE	Enhabit Home Health
Abba Home Health, L.P.	TX	Enhabit Home Health
Enhabit Hospice
Advanced Homecare Management, LLC	DE	Enhabit Home Health and Hospice
AHM Action Home Health, LP	TX	Enhabit Home Health
AHM Texas GP, LLC	DE
AHM Texas LP, Inc.	TX
Apex Hospice LLC	TX	Enhabit Hospice
Best Home Care LP	TX	Enhabit Home Health
Camellia Home Health of Alabama, LLC	AL	Enhabit Hospice Huntsville
Camellia Home Health of East Tennessee, LLC	DE	Enhabit Home Health
Camellia Home Health of the Gulf Coast, LLC	MS	Enhabit Home Health of the Gulf Coast
Camellia Hospice of Central Mississippi, LLC	MS	Enhabit Hospice of Central Mississippi
Camellia Hospice of East Louisiana, LLC	DE	Enhabit Hospice of Vidalia
Camellia Hospice of Louisiana, LLC	DE	Enhabit Hospice of the Northshore
Camellia Hospice of North Mississippi, LLC	MS	Enhabit Hospice of North Mississippi
Camellia Hospice of Northeast Alabama LLC	AL	Enhabit Hospice Rainbow City
Camellia Hospice of Northeast Mississippi, LLC	MS	Enhabit Hospice of Northeast Mississippi
Camellia Hospice of South Alabama, LLC	MS	Enhabit Hospice Dothan
Enhabit Hospice Prattville
Camellia Hospice of Southwest Mississippi, LLC	MS	Enhabit Hospice of Southwest Mississippi
Camellia Hospice of the Gulf Coast, LLC	MS	Enhabit Hospice of the Gulf Coast
Camellia Medical Systems, Inc.	MS
CareServices of Bethesda, LLC	FL	Enhabit Home Health of Bethesda
CareServices of the Treasure Coast, LLC	FL
CareSouth Health System, Inc.	DE
CareSouth HHA Holdings of Columbus, LLC	GA	Enhabit Home Health
CareSouth HHA Holdings of Dothan, LLC	GA	Enhabit Home Health
CareSouth HHA Holdings of Gainesville, LLC	GA	Enhabit Home Health
Enhabit Hospice
CareSouth HHA Holdings of Greensboro, LLC	GA	Enhabit Home Health

CareSouth HHA Holdings of Lexington, LLC	GA	Enhabit Home Health
CareSouth HHA Holdings of Middle Georgia, LLC	GA	Enhabit Home Health
CareSouth HHA Holdings of North Florida, LLC	GA	Enhabit Home Health
CareSouth HHA Holdings of Panama City, LLC	FL	Enhabit Home Health
CareSouth HHA Holdings of Richmond, LLC	DE	Enhabit Home Health
CareSouth HHA Holdings of South Carolina, LLC	GA	Enhabit Home Health
Enhabit Home Health Aiken
Enhabit Home Health Bluffton
Enhabit Home Health Columbia
CareSouth HHA Holdings of Tallahassee, LLC	FL	Enhabit Home Health
CareSouth HHA Holdings of the Bay Area, LLC	GA	Enhabit Home Health
CareSouth HHA Holdings of the Treasure Coast, LLC	FL	Enhabit Home Health of Jupiter Medical Center
CareSouth HHA Holdings of Valley, LLC	GA	Enhabit Home Health
CareSouth HHA Holdings of Virginia, LLC	GA	Enhabit Home Health
CareSouth HHA Holdings of Washington, LLC	GA	Enhabit Home Health
Enhabit Hospice
CareSouth HHA Holdings of Western Carolina, LLC	GA	Enhabit Home Health
CareSouth HHA Holdings of Winchester, LLC	GA	Enhabit Home Health
Enhabit Hospice
CareSouth HHA Holdings, LLC	GA
CareSouth Hospice, LLC	GA	Enhabit Hospice
Continental Home Care, LLC	DE	Enhabit Home Health of Eastern Oklahoma
CS Health & Wellness, LLC	GA
Day-By-Day Staff Relief, LLC	DE	Enhabit Home Health
Enhabit Home Health of Northeast Oklahoma
Enhabit Hospice
DOSIK, INC.	TX	Enhabit Home Health
DRC Health Systems, L.P.	TX	Enhabit Home Health
Enhabit Hospice
EH Health Home Health of Alabama, LLC	DE	Enhabit Home Health
EH Health Home Health of Birmingham, LLC	DE	Enhabit Home Health
EH Health Home Health of Central Virginia, LLC	DE	Enhabit Home Health
EH Health Home Health of Florida, LLC	DE	Enhabit Home Health
EH Health Home Health of Kentucky, LLC	DE	Enhabit Home Health of Kentucky
EH Health Home Health of Miami, LLC	FL	Enhabit Home Health
EH Health Home Health of New England, LLC	DE	Enhabit Home Health
EH Health Home Health of Ohio, LLC	DE	Enhabit Home Health
Enhabit Hospice
EH Health Home Health of South Florida, LLC	FL
EH Health Home Health of the Northwest, LLC	DE	Enhabit Home Health
EH Health Home Health of the Southwest, LLC	DE

EH Health Hospice of Alabama, LLC	DE	Enhabit Hospice Montgomery
Enhabit Hospice Albertville
Enhabit Hospice Alexander City
Enhabit Hospice Anniston
Enhabit Hospice Birmingham
Enhabit Hospice Clanton
Enhabit Hospice Cullman
Enhabit Hospice Decatur
Enhabit Hospice Enterprise
Enhabit Hospice Gadsden
Enhabit Hospice Greenville
Enhabit Hospice Hamilton
Enhabit Hospice Jasper
Enhabit Hospice Madison County
Enhabit Hospice Mobile
Enhabit Hospice Muscle Shoals
Enhabit Hospice Northport
Enhabit Hospice Oneonta
Enhabit Hospice Opelika
Enhabit Hospice Pell City
Enhabit Hospice Rainsville
Enhabit Hospice Scottsboro
Enhabit Hospice Troy
EH Health Hospice of Pennsylvania, LLC	DE	Enhabit Hospice
EH Health Hospice of the Midwest, LLC	DE	Enhabit Hospice
EH Health Hospice of the Northwest, LLC	DE	Enhabit Hospice
EH Health Hospice of the Southwest, LLC	DE	Enhabit Hospice
EH Health Ventures Boise, LLC	DE
EH Health Ventures Bozeman, LLC	DE
EH Health Ventures Salida, LLC	DE
EH Home Health of Austin, LLC	TX	Enhabit Home Health
Enhabit Hospice
EH Home Health of Colorado, LLC	DE	Enhabit Home Health
Enhabit Hospice
EH Home Health of DFW, LLC	TX	Enhabit Home Health
EH Home Health of East Texas, LLC	DE	Enhabit Home Health
Enhabit Hospice
EH Home Health of New England, LLC	DE
EH Home Health of Roanoke, LLC	DE	Enhabit Home Health
EH Home Health of the Mid Atlantic, LLC	DE	Enhabit Home Health
Enhabit Hospice
EH Home Health of the Midwest, LLC	DE	Enhabit Home Health
EH Home Health of the Southeast, LLC	FL	Enhabit Home Health
EH Home Health of the West, LLC	ID	Enhabit Home Health
Enhabit Home Health of Eastern Idaho
Enhabit Home Health of Southern Utah
Enhabit Hospice of Southern Utah

EH Hospice of the West, LLC	ID	Enhabit Hospice
Enhabit Hospice of Eastern Idaho
EH of Fort Worth, LP	TX	Enhabit Home Health
EH of West Texas, LP	TX	Enhabit Home Health
Enhabit Hospice
EHHH Support Companies, LLC	DE
Encompass Cares	TX
Encompass Health Home Health of Talladega, LLC	FL
Encompass Health Hospice of Talladega, LLC	DE
Enhabit Holdings, Inc.	DE
EXCELLA ASSOCIATES, L.L.C.	MA
EXCELLA HEALTHCARE, INC.	MA
EXCELLA HOME HEALTH AGENCY, LLC	MA	Enhabit Home Health
EXCELLA HOMECARE, INC.	MA	Enhabit Home Health
Guardian Home Care, Inc.	ID	Enhabit Home Health
Enhabit Home Health of Idaho
Enhabit Hospice of Idaho
Hallmark Homecare, L.P.	TX	Enhabit Home Health
Enhabit Hospice
HealthCare Innovations of Oklahoma, L.L.C.	TX	Enhabit Home Health of Southeast Oklahoma
Enhabit Hospice
HEALTHCARE INNOVATIONS OF WESTERN OKLAHOMA, LLC	TX	Enhabit Home Health of Western Oklahoma
HealthCare Innovations-Travertine Health Services, L.L.C.	TX	Enhabit Home Health of Central Oklahoma
Heart of the Rockies Home Health, LLC	DE	Enhabit Home Health & Hospice
Home Health Care of Bogalusa, Inc.	DE	Enhabit Home Health of the Northshore
Home Health Care Systems, Inc.	MS	Enhabit Home Health & Hospice
Hospice Care of Mississippi, LLC	MS	Enhabit Hospice
Hospice of Southwest Montana, LLC	DE	Enhabit Hospice
Idaho Homecare Holdings, Inc.	ID
Orion Homecare, LLC	ID	Enhabit Home Health of Western Idaho
Enhabit Hospice
Enhabit Home Health
Preferred Home Health, L.P.	TX	Enhabit Home Health
Saad Healthcare of St. Clair County LLC	DE
Saint Alphonsus Home Health and Hospice, LLC	DE	Enhabit Home Health & Hospice
Texas Senior Care, L.P.	TX	Enhabit Home Health
TH of San Antonio LLC	TX	Enhabit Hospice
TVG Logic Holdings, LLC	DE
WellCare, Inc.	NM	Enhabit Home Health
Enhabit Hospice
Wellmark Healthcare Services of El Paso, Inc.	TX	Enhabit Home Health
Enhabit Hospice
West Mississippi Home Health Services, Inc.	MS	Enhabit Home Health